SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [  ]   Confidential, for Use of the
[ ]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             Hauppauge Digital, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  proposed maximum aggregate value of transaction:



     (5)  Total fee paid:



[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:


     (4) Date Filed:

                             HAUPPAUGE DIGITAL INC.
                                 91 Cabot Court
                            Hauppauge, New York 11788


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 August 6, 2003


To the Stockholders of Hauppauge Digital Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Hauppauge Digital Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices at 91 Cabot Court, Hauppauge, New York 11788 on August 6, 2003 at 10:00 a.m., New York time, for the following purposes:

          (1)  To elect a Board of seven (7) Directors.

          (2) To approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to
               (i) authorize the classification of the Board of Directors into three classes with staggered terms and (ii) to provide for a supermajority voting requirement to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors.

          (3)  To  approve  an  amendment  to  the  Company's   Certificate   of
               Incorporation to authorize a class of preferred stock.

          (4) To approve an amendment to the Company's Certificate of Incorporation to require unanimous, rather than majority, written consent of stockholders in lieu of a meeting under certain circumstances.

          (5) To ratify the Board of Directors' resolution to adopt the Company's 2003 Performance and Equity Incentive Plan.

          (6) To transact such other business as may properly come before the Meeting.

     Only stockholders of record at the close of business on June 6, 2003 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Hauppauge Digital Inc.
                                          Board of Directors

                                          Kenneth Plotkin
                                          Chairman of the Board and
                                          Chief Executive Officer

Hauppauge, New York
June 30, 2003

--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF HAUPPAUGE DIGITAL INC., AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
--------------------------------------------------------------------------------

                             HAUPPAUGE DIGITAL INC.
                                 91 Cabot Court
                            Hauppauge, New York 11788

                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                  SOLICITING, VOTING AND REVOCABILITY OF PROXY

     This Proxy Statement is being mailed to all stockholders of record of Hauppauge Digital Inc. (the "Company") at the close of business on June 6, 2003 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held the Company's executive offices at 91 Cabot Court, New York 11788 on August 6, 2003 at 10:00 a.m., local time, or any adjournment thereof. The Proxy and this Proxy Statement were mailed to stockholders on or about June 30, 2002.

     All shares represented by Proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such Proxies. Proxies so received without specified instructions will be voted (1) FOR the nominees named in the Proxy to the Company's Board of Directors, (2) FOR the proposal to (i) approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to authorize the classification of the Board of Directors into three classes with staggered terms and (ii) provide for a supermajority voting requirement to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors (the "Classified Board Amendment"), (3) FOR the proposal to approve an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock, (4) FOR the proposal to approve an amendment to the Company's Certificate of Incorporation to require unanimous, rather than majority, written consent of stockholders in lieu of a meeting under certain circumstances and (5) FOR the proposal to ratify the Board of Directors' resolution to adopt the Company's 2003 Performance and Equity Incentive Plan. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that Proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

     The total number of shares of Common Stock of the Company ("Common Shares") outstanding and entitled to vote as of June 6, 2003 was 8,869,766. The Common Shares are the only class of securities of the Company entitled to vote on matters presented to the stockholders of the Company, each share being entitled to one non-cumulative vote. A majority of the Common Shares outstanding and entitled to vote as of June 6, 2003 or 4,434,883 Common Shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on June 6, 2003 will be entitled to vote.

     With regard to the election of Directors, votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast for such individuals. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals.

     Stockholders may expressly abstain from voting on Proposals 2, 3, 4 and/or 5 by so indicating on the Proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on each of the proposals presented to the stockholders. Broker non-votes will not be counted for the purpose of determining whether a particular proposal has been approved. Since Proposals 2, 3 and 4 require the approval of a majority of the outstanding Common Shares, abstentions and broker non-votes will have the effect of a negative vote. Since Proposal 5 requires the approval of a majority of the Common Shares present in person or represented by Proxy at the Meeting and entitled to vote (assuming a quorum is present at the Meeting), abstentions will have a negative vote while broker non-vote will have no effect.

     Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with the Company a written notice of revocation or a fully executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a stockholder who attends the Meeting need not revoke a Proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended Proxies should be sent to the Company at 91 Cabot Court, Hauppauge, New York 11788, Attention: Corporate Secretary.

     The Proxy is being solicited by the Company's Board of Directors. The Company will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company's shares. Solicitations will be made primarily by mail, but certain Directors, officers or employees of the Company may solicit Proxies in person or by telephone, telecopier or telegram without special compensation.

     A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose for a period of ten days prior to the Meeting, at the offices of the Company, 91 Cabot Court, Hauppauge, New York 11788, and also during the Meeting for inspection by any stockholder who is present. To contact the Company, stockholders should call (631) 434 1600.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The  following  table sets forth certain  information  for the fiscal year ended
September 30, 2002, 2001 and 2000 concerning the compensation of Kenneth Plotkin, Chairman of the Board, Chief Executive Officer, Vice President of Marketing, and Director of the Company, Dean Cirielli, President and Chief Operating Officer, John Casey, Vice President of Technology of the Company and Gerald Tucciarone, Chief Financial Officer and Treasurer of the Company. No other Executive Officer of the Company had a combined salary and bonus in excess of $100,000 for the fiscal year ended September 30, 2002.



=========================== ========= =============================================== =============================

                                                   Annual Compensation                   Long Term Compensation
--------------------------- --------- ----------------------------------------------- -----------------------------


    Name and Principal                                              Other Annual        Common Shares Underlying
         Position             Year       Salary         Bonus       Compensation            Options Granted
--------------------------- --------- -------------- ----------- -------------------- -----------------------------

Kenneth Plotkin               2002      $ 180,100        -0-         $ 6,000(1)                 10,000
Chairman of the Board,      --------- -------------- ----------- -------------------- -----------------------------
Chief Executive Officer,      2001      $ 180,000        -0-         $ 6,000(1)                   -0-
Vice President Markeing,    --------- -------------- ----------- -------------------- -----------------------------
and Director                  2000      $ 172,500    $ 89,055        $ 6,001(1)                 50,000
                            --------- -------------- ----------- -------------------- -----------------------------

--------------------------- --------- -------------- ----------- -------------------- -----------------------------

Dean Cirielli (2)             2002      $  70,000        -0-            -0-                     50,000
President, Chief            --------- -------------- ----------- -------------------- -----------------------------
Operating Officer

--------------------------- --------- -------------- ----------- -------------------- -----------------------------

John Casey                    2002      $ 130,000    $  5,000           -0-                     10,000
Vice President of           --------- -------------- ----------- -------------------- -----------------------------
Technology                    2001      $ 128,365        -0-            -0-                       -0-
                            --------- -------------- ----------- -------------------- -----------------------------
                              2000      $ 110,000    $ 13,163           -0-                        500

--------------------------- --------- -------------- ----------- -------------------- -----------------------------

Gerald Tucciarone             2002      $ 124,866        -0-            -0-                     10,000
Chief Financial Officer     --------- -------------- ----------- -------------------- -----------------------------
and Treasurer                 2001      $ 123,231        -0-            -0-                       -0-
                            --------- -------------- ----------- -------------------- -----------------------------
                              2000      $ 100,000    $  9,872           -0-                       -0-
=========================== ========= ============== =========== ==================== =============================

(1) Represents non-cash compensation in the form of the use of a car and related expenses.

(2)  Mr. Cirielli joined the Company on May 1, 2002.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning individual grants of stock options during the fiscal year ended September 30, 2002:

===================== =============== ================== ================ ====================== ===================
                        Number of        Percentage of
                      Common Shares      Total Options
                        Underlying         granted to                                                Grant Date
        Name             Options         Employees in                                               Present Value
                         Granted          Fiscal Year     Exercise Price     Expiration Date              $
--------------------- --------------- ------------------ ---------------- ---------------------- -------------------

Kenneth Plotkin           10,000            8.13%              N/A         September 30, 2011          $5,400

--------------------- --------------- ------------------ ---------------- ---------------------- -------------------

John Casey                10,000            8.13%             $1.05        September 30, 2011          $5,400

--------------------- --------------- ------------------ ---------------- ---------------------- -------------------

Gerald Tucciarone         10,000            8.13%             $1.05        September 30, 2011          $5,400

--------------------- --------------- ------------------ ---------------- ---------------------- -------------------

Dean Cirielli             50,000            40.6%             $1.95          April 30, 2011           $50,000

===================== =============== ================== ================ ====================== ===================

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning the value of options unexercised as of September 30, 2002:

===================== ==================== ================= =========================== ===========================

                                                             Number of Common Shares
                                                             Underlying Unexercised      Value of Unexercised
                      Number of Common                       Options at September 30,    In-the-Money Options at
                      Shares Acquired on                     2002                        September 30, 2002
        Name          Exercise              Realized Value   Exercisable/Unexercisable   Exercisable/Unexercisable

--------------------- -------------------- ----------------- --------------------------- ---------------------------

Kenneth Plotkin               -0-                -0-              401,350/128,650                 -0-/-0-

--------------------- -------------------- ----------------- --------------------------- ---------------------------

Dean Cirielli                 -0-                -0-                 -0-/50,000                   -0-/-0-

--------------------- -------------------- ----------------- --------------------------- ---------------------------

John Casey                    -0-                -0-               36,500/16,000                -0-/$10,500

--------------------- -------------------- ----------------- --------------------------- ---------------------------

Gerald Tucciarone             -0-                -0-               18,000/26,000                -0-/$10,500

===================== ==================== ================= =========================== ===========================

                                       4

Compensation of Directors


     Prior to May 16, 2003, Directors of the Company received no cash compensation solely for being on the Board of Directors. On October 17, 2001 each of Mr. Herman, Mr. Holmes and Mr. Kuperschmid was granted an option to purchase 10,000 shares of Common Stock of the Company, at an exercise price of $1.08 per share (for the purposes of the Company's 1996 Non-Qualified Stock Option Plan, the fair market value of the Company's Common Stock as of the date thereof), all of such options to be exerciseable immediately over a ten-year period commencing October 17, 2002; and that such options are not intended to qualify as incentive stock options, as defined in section 422 of the of the Internal Revenue Code of 1986, as amended. See "Security Ownership of Certain Beneficial Owners and Management". It is the intention of the Company to issue non-qualified options in the future to non-employee Directors. The By-Laws of the Company provide that Directors of the Company may, by resolution of the Board, be paid a fixed sum and expenses for attendance at each regular or special meeting of the Board. No Director's fees have been paid to date. The Certificate of Incorporation also provides, to the extent permitted by law, for certain indemnification of its Directors.

     Effective May 16, 2003, the Board of Directors resolved to pay an annual retainer of $10,000 (to be paid in quarterly installments in advance) to each non-employee Director and $1,000 for each Board of Directors meeting or Committee meeting he/she attends in person and $250 if he /she attends by telephone.

Employment   Contracts;   Termination   of  Employment   and   Change-in-Control
Arrangements

     As of January 10, 1998, after the expiration of a prior employment agreement with the Company, Kenneth Plotkin entered into an employment agreement (the "1998 Employment Agreement") with the Company to serve in certain offices of the Company. The 1998 Employment Agreement provides for a three-year term, which term automatically renews from year to year thereafter unless otherwise terminated by the Board of Directors or the executive. The 1998 Employment Agreement provides for an annual base salary of $125,000 during the first year, $150,000 during the second year, and $180,000 during the third year. For each Annual Period (as defined in the 1998 Employment Agreement) thereafter, the 1998 Employment Agreement provides that compensation shall be as mutually determined between the Company and the executive, but not less than that for the preceding Annual Period. In addition, the 1998 Employment Agreement provides for a bonus to be paid as follows: an amount equal to 2% of the Company's earnings, excluding earnings that are not from operations and before reduction for interest and income taxes ("EBIT"), for each fiscal year starting with the year ended September 30, 1998, provided that the Company's EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT, and if not, then 1% of the Company's EBIT. The determination of EBIT shall be made in accordance with the Company's audited filings with the Securities and Exchange Commission on its Form 10-KSB or Form 10-K. Pursuant to the 1998 Employment Agreement, on January 21, 1998, incentive stock options to acquire a total of 90,000 Common Shares were granted to Mr. Plotkin, exercisable, beginning on January 21, 1999, in increments of 33 1/3% per year at $2.544 per share. Each increment of these options expires five (5) years after it first becomes exercisable. Also on January 21, 1998, pursuant to the 1998 Employment Agreement, non-qualified options to acquire a total of 60,000 Common Shares were granted to Mr. Plotkin, exercisable immediately for a period of ten (10) years. These options expire as of January 20, 2008. The 1998 Employment Agreement further provides for disability benefits, the obligation of the Company to pay the premiums on a term life insurance policy or policies in the amount of $500,000 on the life of Mr. Plotkin owned by Mr. Plotkin or his spouse, or a trust for his respective benefit or for the benefit of his family, a car allowance of $500 per month, reasonable reimbursement for automobile expenses, and medical insurance as is standard for executives of the Company. The 1998 Employment Agreement further provides that the Company may apply for and own life insurance on the life Mr. Plotkin for the benefit of the Company, in such amounts as the Board of Directors of the Company may from time to time determine. As set forth in the 1998 Employment Agreement, the Company shall pay the premiums as they become due on any such insurance policies, and all dividends and any cash value and proceeds on such insurance policies shall belong to the Company. In the event of a termination of employment associated with a Change in Control of the Company (as defined in the 1998 Employment Agreements), a one-time bonus shall be paid to the executive equal to three times the amount of the executive's average annual compensation (including salary, bonus and benefits, paid or accrued) received by him for the thirty-six month period preceding the date of the Change of Control.

     As of May 1, 2002, Dean Cirielli entered into an Employment Agreement with the Company (the "Cirielli Employment Agreement"). The Cirielli Employment Agreement provides for a two-year term, unless terminated earlier by either Mr. Cirielli or the Company pursuant to the terms enumerated under the Cirielli Employment Agreement. The Cirielli Employment Agreement provides that Mr. Cirielli shall be paid an annual salary of $175,000 for the first year of the Cirielli Employment Agreement, with annual performance evaluations and upward adjustments as determined by the Compensation Committee of the Board of Directors, based on his performance. In addition, the Cirielli Employment Agreement provides that he shall also receive a yearly bonus totaling 1% of the operating income of the Company, provided that earnings are at least 120% of the prior fiscal year's earnings. Mr. Cirielli shall also receive a reasonable stock option package. Pursuant to the Cirielli Employment Agreement, the Company and Mr. Cirielli entered into a Relocation Package Agreement providing for, amongst other things, a relocation reimbursement of no more than $100,000. Such relocation reimbursement shall be paid as follows: (i) 50% of the Relocation Costs (as defined in his Relocation Package Agreement) or $50,000 (whichever is lower) on or before he physically and permanently relocates to Long Island, NY, such date to be the date of signing a definitive sale and purchase agreement to either sell his existing residence or buy a house in the Long Island area, NY, whichever is the earlier (the "Relocation Date"), (ii) 25% of the Relocation Costs or $25,000 (whichever is the lower) on the first anniversary of the Relocation Date and (iii) 25% of the Relocation Costs or $25,000 (whichever is the lower) on the second anniversary of the Relocation Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

     The following table sets forth, to the knowledge of the Company based solely upon records available to it, certain information as of June 6, 2003, regarding the beneficial ownership of the Company's Common Stock (i) by each person who the Company believes to be the beneficial owner of more than 5% of its outstanding Common Stock, (ii) by each current Director, (iii) by each person listed in the Summary Compensation Table under "Executive Compensation" and (iv) by all current executive officers and Directors as a group:

Name of Management Person
and Name and Address
of Beneficial Owner                   Number                             Percent
-------------------------             ------                             -------

Kenneth Plotkin                       1,020,450(1)(4)(5)(7)                11.5%
91 Cabot Court
Hauppauge, NY 11788

Estate of Kenneth R. Aupperle(3)      603,220(2)(3)(4)(6)                   6.8%
23 Sequoia Drive
Hauppauge, NY 11788

Laura Aupperle                        572,440(2)(3)(4)(6)                   6.5%
23 Sequoia Drive
Hauppauge, NY 11788

Dorothy Plotkin                       558,560(1)(4)(7)                      6.3%
91 Cabot Court,
Hauppauge, NY 11788

John Casey                            126,700(8)                            1.4%

Bernard Herman                        53,996(9)                              *

Gerald Tucciarone                     21,000(10)                             *

Steven J. Kuperschmid                 30,000(11)                             *

Dean Cirielli                         12,500(12)                             *

Robert S. Nadel                       -0-                                    *

Christopher G. Payan                  -0-                                    *

Neal Page                             400                                    *

Seymour G. Siegel                      0                                     *

Directors and executive officers       1,309,546(1)(4)(5)(8)               14.8%
as a group (9 persons)                 (9)(10)(11)(12)

---------------------------------
* Less than one (1%) percent.

(1) Dorothy Plotkin, wife of Kenneth Plotkin, beneficially owns 558,560 Common Shares or 6.3% of the outstanding Common Shares. Ownership of Common Shares by Mr. Plotkin does not include ownership of Common Shares by Mrs. Plotkin and ownership of Common Shares by Mrs. Plotkin does not include ownership of Common Shares by Mr. Plotkin.

(2) To the Company's knowledge, Laura Aupperle, the widow of Kenneth R. Aupperle, beneficially owns 572,440 Common Shares, or 6.5% of the outstanding Common Shares. Ownership of Common Shares by the Estate of Kenneth R. Aupperle does not include ownership of Common Shares by Laura Aupperle and ownership of Common Shares of Laura Aupperle does not include ownership of Common Shares by the Estate of Kenneth R. Aupperle.

(3) The Company is unaware of any filings made by the Estate of Kenneth R. Aupperle with the Securities and Exchange Commission. The Company has assumed that any securities of the Company beneficially owned by Mr. Aupperle prior to his death, and of which the Company is aware, are now beneficially owned by the Estate of Kenneth R. Aupperle.

(4) One presently exercisable warrant has been issued for 120,000 Common Shares to LADOKK Realty Co. ("LADOKK"), a partnership, which prior to Mr. Aupperle's death, consisted of Kenneth Plotkin, Dorothy Plotkin, Kenneth Aupperle and Laura Aupperle. Mr. Plotkin expressly disclaims any percentage interest in the warrant other than that which represents his percentage interest in the partnership, which is equal to 30,000 Common Shares. The Company has assumed that the Estate of Kenneth R. Aupperle now owns the interest which Mr. Aupperle formerly had in LADOKK.

(5) Includes 180,000 Common Shares issuable upon the exercise of currently exercisable non- qualified stock options granted on January 10, 1995 and exercisable until September 29, 2006, which options were part of an overall grant of a non-qualified stock option to purchase 300,000 Common Shares at $1.575 per share. Also includes 105,400 Common Shares issuable upon the exercise of currently exercisable non-qualified options and 115,950 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 120,000 Common Shares issuable upon the exercise of currently unexercisable non-qualified stock options and 8,650 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(6) Does not include 50,000 Common Shares, in the aggregate, owned by Mr. Aupperle's brother, as custodian for each of Mrs. Aupperle's minor children (25,000 Common Shares to each minor child) under the New York Uniform Gifts to Minors Act.

(7) Does not include 18,000 Common Shares owned by the Plotkins' adult daughter. Does not include 25,000 Common Shares, owned by Mr. Plotkin's father as custodian for the Plotkins' minor child under the New York Uniform Gifts to Minors Act. Each of Mr. and Mrs. Plotkin disclaim beneficial ownership of all such 43,000 Common Shares.

(8) Includes 36,500 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 16,000 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(9) Includes 30,000 Common Shares issuable upon the exercise of currently exercisable non-qualified stock options.

(10) Includes 18,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 26,000 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(11) Includes 30,000 Common Shares issuable upon the exercise of currently exercisable non-qualified stock options.

(12) Includes 12,500 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 38,500 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company occupies a 25,000 square foot facility at 91 Cabot Court, Hauppauge, New York which it uses as its executive offices and for the testing, storage, and shipping of its products. The Company considers the premises to be suitable for all its needs. The building is owned by LADOKK Realty Co., a partnership, which prior to Mr. Aupperle's death, consisted of Kenneth Plotkin, Dorothy Plotkin, Kenneth Aupperle and Laura Aupperle, and is leased to the Company under a lease agreement expiring on January 31, 2006 with an option of the Company to extend the lease for an additional three years. Rent is currently at the annual rate of $431,454 and will increase to $453,027 per year on February 1, 2004. The rent is payable in equal monthly installments and increases at a rate of 5% per year on February 1 of each year thereafter including during the option period. The premises are subject to two mortgages, which have been guaranteed by the Company upon which the outstanding principal amount due as of September 30, 2002 was $819,318. The Company pays the taxes and operating costs of maintaining the premises.

     On December 17, 1996 the Board of Directors approved the issuance of warrants to LADOKK in consideration of LADOKK's agreement to cancel the last three years of the Company's lease and to grant an option to the Company to extend the lease for three years. The Stock Option Committee authorized the grant of a warrant to LADOKK to acquire 120,000 Common Shares at an exercise price of $1.906, which warrant is exercisable for a term of ten years.

     For a discussion regarding the employment agreements of, and stock options granted to, Mr. Plotkin, see "Executive Compensation", above.

     Certilman Balin Adler & Hyman, LLP, a law firm of which Mr. Kuperschmid is a member, serves as counsel to the Company. It is presently anticipated that such firm will continue to represent the Company and its subsidiaries and affiliates and will receive fees for its services at rates and amounts not greater than would be paid to unrelated law firms performing similar services.

     Pursuant to an agreement dated July 26, 2003, Kiwi Partners Securities Inc., of which Mr. Cilve Holmes, a Director of the Company until April 18, 2003, is Chairman and Chief Executive Officer, agreed to provide banking services to the Company with respect to the negotiation of a transaction. Pursuant to such agreement, during the fiscal year ended September 30, 2003, the Company has paid Kiwi Partners Securities Inc. an aggregate of $25,000 and has agreed to pay additional fees, on a contingent basis, as follows: (i) upon the rendering of a fairness opinion, if any, a fee of $50,000; (ii) with respect to the rendering of an additional fairness opinion, if any, a fee of $25,000, (iii) in the event of the consummation of a transaction, if any, a fee in the amount of $150,000; and (iv) if a transaction is not completed and the Company receives a breakup fee, lock up or similar fee, an amount equal to 50% of such fee. In addition, the Company has agreed to reimburse Kiwi Partners Securities Inc. for its reasonable out-of-pocket expenses and disbursements.


                        PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

     Seven (7) Directors are to be elected at the Meeting. Subject to stockholder approval of the Classified Board Amendment, members of the Board of Directors in each class will be elected at the Meeting. The Directors initially elected in Class I (Seymour G. Siegel, Robert Nadel, Neal Page) would serve until the annual meeting of stockholders in 2004 and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The Directors initially elected in Class II (Steven J. Kuperschmid, Christopher Payan) would serve until the annual meeting of stockholders in 2005 and until their respective successors have been elected and has qualified, or until his earlier resignation, removal or death. The Directors initially elected in Class III (Kenneth Plotkin and Bernard Herman) would serve until the annual meeting of stockholders in 2006 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of Directors to be held at the year 2004 annual meeting, each class of Directors would be elected for a three year term. If for some unforeseen reason one or more of the nominees is not available as a candidate for Director, the Proxies may be voted for such other candidate or candidates as may be nominated by the Board.

     The following table sets forth the positions and offices presently held with the Company by each nominee, his age as of June 6, 2003, and the year in which he became a Director. Proxies not marked to the contrary will be voted in favor of each such nominee's election. The Board recommends a vote FOR all nominees.

----------------------------------------- ------------------ --------------------------------------- ------------------

                                                                                                         Year Became
                 Name                            Age         Officer and Positions Held                  Director
----------------------------------------- ------------------ --------------------------------------- ------------------

Kenneth Plotkin                                   51         Chairman of the Board of Directors,            1994
                                                             Chief Executive Officer, Chief
                                                             Operating Officer, President, Vice
                                                             President of Marketing, Secretary and
                                                             Director
----------------------------------------- ------------------ --------------------------------------- ------------------

Bernard Herman                                    76         Director                                       1996
----------------------------------------- ------------------ --------------------------------------- ------------------

Steven J. Kuperschmid                             43         Director and Assistant Secretary               1998
----------------------------------------- ------------------ --------------------------------------- ------------------

Robert S. Nadel                                   64         Director                                       2003
----------------------------------------- ------------------ --------------------------------------- ------------------

Christopher G. Payan                              28         Director                                       2003
----------------------------------------- ------------------ --------------------------------------- ------------------

Neal Page                                         44         Director                                       2003
----------------------------------------- ------------------ --------------------------------------- ------------------

Seymour G. Siegel                                 60         Director                                       2003
----------------------------------------- ------------------ --------------------------------------- ------------------

Kenneth Plotkin is a co-founder of the Company and has served as a Director since the Company's inception in 1994. He has been the Company's Chairman of the Board of Directors and Chief Executive Officer since the Company's incorporation. Effective March 14, 2001, Mr. Plotkin was appointed the Chief Operating Officer and President of the Company. Mr. Plotkin served as Secretary of the Company until June 20, 2001, and he is presently Vice-President of Marketing. He holds a BS and an MS in Electrical Engineering from the State University of New York at Stony Brook.

Bernard Herman has served as a Director of the Company since 1996, and from 1979 to 1993, Mr. Herman was Chief Executive Officer of Okidata Corp. of Mount Laurel, New Jersey, a distributor of computer peripheral products. Since then he has served as a consultant with reference to computer products. He is also an Arbitration Neutral for the American Arbitration Association and the National Association of Security Dealers.

Steven J. Kuperschmid has served as a Director of the Company since 1998 and as Assistant Secretary since June 20, 2001. He has been practicing law since 1986 and has been a partner with Certilman Balin Adler & Hyman, LLP, counsel to the Company, since January 1, 1994. Mr. Kuperschmid received his BA from New York University and JD from Fordham University School of Law.

Robert S. Nadel, has served as Director of the Company since May 16, 2003. He is the President of Human Resources Spectrum, Inc., a management consulting firm specializing in executive and employee compensation and benefits and organizational effectiveness. From 1989 to 1991, Dr. Nadel served as Partner in Charge of the Actuarial Benefits and Compensation Practice of Deloitte and Touche, and from 1969 to 1989, he was Managing Partner of the Northeast Region for the Hay Group. Dr. Nadel received a BBA from City College in 1959, an MS in General Psychology from Yeshiva University in 1962 and a Doctorate in Public Administration from NYU in 1968.

Christopher G. Payan has served as Director of the Company since May 16, 2003. He has served as Senior Vice-President, Co-Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer of Emerging Vision, Inc. ("EVI") (d/b/a Sterling Optical), a publicly held company involved in the operation and franchising of retail optical stores in the United States. From July 2001 through December 2001, he served as EVI's Vice President of Finance. From March 1995 through July 2001, Mr. Payan worked for Arthur Andersen LLP ("Andersen"), where he provided various audit, accounting, consulting and advisory services to various small and mid-sized private and public companies in various industries. Mr. Payan is a certified public accountant and holds a Bachelors of Science degree, graduating Cum Laude, with Honors, from C.W. Post - Long Island University.

Neal Page has served as Director of the Company since May 16, 2003. After founding Osprey Technologies in 1994, he served as corporate Vice President and General Manager of the Osprey Video Division of ViewCast Corporation from 1995 to March 2003. From 1998 to 1994, Mr. Page held both management and engineering positions years with Sun Microsystems, Inc. From 1983 to 1988, Mr. Page developed advanced multimedia products at General Electric and Data General. Mr. Page serves as a board member for a private software firm. He holds Bachelor of Science and Master of Science degrees in Electrical and Computer Engineering from North Carolina State University, and has completed executive business programs at University of North Carolina's Kenan-Flagler Business School.

Seymour G. Siegel has served as Director of the Company since May 16, 2003. He is a Certified Public Accountant and a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C., an accounting and consulting firm. From 1974 to 1990 he was managing partner and founder of Siegel Rich and Co, P.C., CPAs which merged into M.R.Weiser & Co., LLC, where he was a senior partner. He formed Siegel Rich Inc. in 1994 which in April, 2000 became a division of Rothstein, Kass & Company, P.C. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He has served as a director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies, all public companies.

Board Committees

     The Audit Committee of the Board of Directors is responsible for (i) recommending independent accountants to the Board, (ii) reviewing our financial statements with management and the independent accountants, (iii) making an appraisal of our audit effort and the effectiveness of our financial policies and practices and (iv) consulting with management and our independent accountants with regard to the adequacy of internal accounting controls. The directors who serve on the Audit Committee are not "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. Our Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission on October 12, 2001.

     The Compensation Committee is responsible for (i) determining the general compensation policies of the Company, (ii) establishing compensation plans,
(iii) determining senior management compensation and (iv) administering the Company's stock option plans.

     Bernard Herman, Steven J. Kuperschmid and Clive Holmes were each members of the Audit and Compensation Committees during fiscal 2002. Effective April 18, 2003, Mr. Holmes resigned as a Director and member of each committee of the Board of Directors of the Company on which he served. Effective May 16, 2003, the following persons were elected to, and currently constitute, the Audit
Committee: Mr. Bernard Herman, Mr. Christopher G. Payan and Mr. Seymour G. Siegel. Effective May 16, 2003, the following persons were elected to, and currently constitute, the Compensation Committee: Mr. Kenneth Plotkin, Dr. Robert S. Nadel and Mr. Neal Page.

     The Audit  Committee  met nine (9)  times  during  the  fiscal  year  ended
September 30, 2002. The Compensation Committee met two (2) times during the fiscal year ended September 30, 2002.

     The Company does not have a standing nominating committee of the Board of Directors or committees performing similar functions. These functions are currently performed by the Board as a whole.

Meetings

     The Board held eight (8) meetings during the fiscal year ended September 30, 2002. All of the then incumbent Directors of the Company, attended each meeting. The Board also acted on two (2) occasions during the fiscal year ended September 30, 2002 by unanimous written consent in lieu of a meeting.

Family Relationships

     There is no family relationship among any of the Company's executive officers and Directors.

Term of Office

     As described above, subject to stockholder approval of the Classified Board Amendment, members of the Board of Directors in each class will be elected at the Meeting. The Directors initially elected in Class I (Seymour G. Siegel, Robert Nadel, Neal Page) would serve until the annual meeting of stockholders in 2004 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. The Directors initially elected in Class II (Steven J. Kuperschmid, Christopher G. Payan) would serve until the annual meeting of stockholders in 2005 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. The Directors initially elected in Class III (Kenneth Plotkin and Bernard Herman) would serve until the annual meeting of stockholders in 2006 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of Directors to be held at the year 2004 annual meeting, the class of Directors to be elected in such year (Class I) would be elected for a three year term, and at each successive annual meeting, the class of Directors to be elected in such year would be elected for a three year term, so that the term of office of one class of Directors shall expire in each year. If the stockholders do not approve the Classified Board Amendment, each Director will hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor is elected or appointed and qualified.

Audit Committee Report

     In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and BDO Seidman, LLP, the Company's independent auditors, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be disclosed pursuant to Statement of Auditing Standards (SAS) No. 61 (Communication With Audit Committees), as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications).

     The Audit Committee also discussed with BDO Seidman, LLP matters relating to its independence, including the written disclosures and the letter delivered to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission.

     This report has been approved by the Audit Committee as of May 1, 2003.

     Members of the Audit Committee (As of May 1, 2003)

     Bernard Herman
     Steven J. Kuperschmid

     The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.


     The members of the Audit Committee are "independent Directors", as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

Report on Executive Compensation

     The Company's executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. The Company's compensation program currently consists of a number of components, including a cash salary, a cash incentive bonus and stock option grants.

     The Compensation Committee reviews salary, bonus and option award information for competitive companies of comparable size in similar industries, as well as that of companies not in its industry which do business in locations where the Company has operations. Based in part on this information, the Compensation Committee generally sets salaries at levels comparable to such companies. Bonuses are generally linked to Company performance during the year and thus align the interest of executive officers with those of the stockholders. The Compensation Committee also assesses each executive officer's individual performance and contribution in determining bonus levels. The Compensation Committee uses the Company's stock option program to motivate its executive officers and to improve long-term market performance of the Company's Common Shares.

     The Company entered into an employment agreement with Mr. Plotkin in January 1998 which sets the compensation payable to Mr. Plotkin to serve as the Company's Chief Executive Officer, Vice President of Marketing and Secretary(1), respectively, for a three (3) year period beginning on January 10, 1998, which term automatically renews from year to year thereafter unless otherwise terminated by the Board of Directors or Mr. Plotkin (the "Employment Agreement"). Effective March 14, 2001, Mr. Plotkin was appointed Chief Operating Officer and President of the Company. Mr. Dean Cirielli took over as President and Chief Operating Officer as of May 1, 2002. Mr. Plotkin also served as Secretary of the Company until June 20, 2001. The Employment Agreement provides for an annual cash salary of $125,000 during the first year of the Employment Agreement, $150,000 during the second year of the Employment Agreement and $180,000 during the third year of the Employment Agreement. Thereafter, Mr.Plotkin will receive an increase to his annual cash salary as determined by mutual agreement of the

  ----------------------------
   (1)   Mr. Plotkin served as the Secretary of the Company until June 20, 2001.

Company and Mr. Plotkin and if they cannot agree, then his annual cash salary shall be identical to that payable during the preceding annual period. The Employment Agreement also provides that Mr. Plotkin is entitled to receive a bonus equal to an amount equal to 2% of the Company's earnings, excluding earnings that are not from operations, before reduction for interest and income taxes ("EBIT"), for each fiscal year starting with the year ended September 30, 1998, provided that the Company's EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT and if not, then 1% of the Company's EBIT. For the fiscal year ended September 30, 2002, the Compensation Committee reviewed salary information for competitive companies, as well as that of companies not in its industry which do business in locations where the Company has its executive offices, Mr. Plotkin's extensive experience in various aspects of the computer peripheral industry and his past performance and service with the Company and determined that the amounts payable to Mr. Plotkin for the fiscal year ended September 30, 2002 under the terms of the Employment Agreement adequately compensated Mr. Plotkin for the services he rendered to the Company in fiscal 2002. See "Executive Compensation" and "Employment Contracts; Termination of Employment and Change-in-Control Arrangements".

     Since the Compensation Committee believes that the granting of options to purchase Common Shares provides its executive employees with the long-term incentive to work for the betterment of the Company, stock options are generally granted annually to executives and periodically to other selected employees whose contributions and skills are critical to the long-term success of the Company. Options are granted with an exercise price equal to the market price of the Company's common stock on the date of the grant, generally vest over a period of at least three years and generally expire after ten years.

     On October 16, 2002, Mr. Plotkin was granted incentive stock options to acquire 10,000 Common Shares at an exercise price of $1.08, which are exercisable on October 16, 2003 and expire on October 16, 2012.

     This report has been approved by the Compensation Committee as of May 1, 2003.

     Members of the Compensation Committee (As of May 1, 2003)

     Bernard Herman
     Steven J. Kuperschmid
     Kenneth Plotkin

     The forgoing Compensation Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

Compensation Committee Interlocks and Insider Participation

     The current members of the Board's Compensation Committee are Messrs. Plotkin, Page and Dr. Nadel. None of Mr. Page or Dr. Nadel is an employee of the Company, however, Mr. Plotkin was during fiscal 2002 and is currently, the Chairman of the Board, Chief Executive Officer, and

Vice President of Marketing(2). See "Executive Compensation" and "Employment Contracts; Termination of Employment and Change-in-Control Arrangements."

Company Stock Performance

     The following graph shows a five year comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for the Company, the NASDAQ Market Ind1x and the MG Group (Computer Peripheral) Index (the "MG Group Index"). The graph assumes $100 was invested in each of the Common Shares, the NASDAQ Market Index and the MG Group Index on October 1, 1997. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock performance.

--------------------------------------------------------------------------------
Company/Index/Market      10/1/97  9/30/98  9/30/99  9/30/00  9/30/01  9/30/02
--------------------------------------------------------------------------------
Hauppauge Digital, Inc.    100.00  184.06   530.42   289.85    48.74    57.51
--------------------------------------------------------------------------------
MG Group Index             100.00   88.04   155.05   268.52   106.25    99.76
--------------------------------------------------------------------------------
NASDAQ Market Index        100.00  103.92   168.12   229.98    94.23    75.81
--------------------------------------------------------------------------------
Source: Media General Financial Services, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons", including directors, certain officers, holders of more than 10% of the outstanding Common Stock and certain trusts of which reporting persons are trustees. The Company is required to disclose in this Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended September 30, 2002.

         To the Company's knowledge, based solely on a review of copies of Forms 3, 4 and 5

--------------------
 (2) Effective March 14, 2001, Mr. Plotkin was appointed Chief Operating Officer and President of the Company. Mr. Cirielli took over as President and Chief Operating Officer on May 1, 2002.

furnished to it and written representations that no other reports were required, during the fiscal year ended September 30, 2001, the Company's officers, Directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except: Mr. Cirielli filed one report late relation to one transaction. Mr. Gerald Tucciarone, the Treasurer and Chief Financial Officer and Mr. John Casey failed to file one report each relative to on transaction.


            PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES
         WITH STAGGERED TERMS AND TO PROVIDE FOR A SUPERMAJORITY VOTING
       REQUIREMENT TO AMEND PROVISIONS IN THE CERTIFICATE OF INCORPORATION
                 RELATING TO SUCH CLASSIFIED BOARD OF DIRECTORS

     The Board of Directors has adopted a resolution, the Classified Board Amendment, proposing an amendment to the Company's Certificate of Incorporation
(i) classifying the Board of Directors into three classes with staggered terms and (ii) providing that any amendment to such classified Board of Directors provisions require the approval of eighty percent (80%) of the holders of all of the shares of capital stock entitled to vote generally in the election of Directors, voting as a single class. At present, the Company's Board of Directors consists of a single class of four Directors, all of whom are elected at each annual meeting of stockholders. The Classified Board Amendment would classify the Board of Directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

     As indicated earlier, members in each class would be elected at the Meeting. The Directors initially elected in Class I (Seymour G. Sigel, Robert Nadel, Neal Page) would serve until the annual meeting of stockholders in 2004 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. The Directors initially elected in Class II (Steven J. Kuperschmid, Christopher G. Payan) would serve until the annual meeting of stockholders in 2005 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. The Directors initially elected in Class III (Kenneth Plotkin and Bernard Herman) would serve until the annual meeting of stockholders in 2006 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of Directors to be held at the year 2004 annual meeting, the class of Directors to be elected in such year (Class I) would be elected for a three year term, and at each successive annual meeting, the class of Directors to be elected in such year would be elected for a three year term, so that the term of office of one class of Directors shall expire in each year.

     To preserve the classified board structure, the Classified Board Amendment also provides that a Director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such Director has been chosen, and until that Director's successor has been elected and qualified or until his or her earlier resignation, removal or death.

     Delaware law provides that, if a corporation has a classified board, unless the corporation's certificate of incorporation specifically provides otherwise, the Directors may only be removed by the stockholders for cause. Proposal 2, the Classified Board Amendment, does not provide for removal of Directors other than for cause. Therefore, if Proposal 2 is adopted, stockholders can remove Directors of the Company for cause, but not in other circumstances.

     Unless a Director is removed or resigns, three annual elections are needed to replace all of the Directors on the classified Board of Directors. The Classified Board Amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company's stock with the intention of obtaining immediate control of the Board of Directors. The Company is not aware of any present third party plans to gain control of the Company.

     The Classified Board Amendment could have the following anti-takeover effects:

        o encourage persons seeking to acquire control of the Company to initiate the acquisition through arm's-length negotiations with the Company's management and Board of Directors;

        o discourage a third party from making a tender offer (or otherwise attempting to obtain control of the Company), even though such an attempt might benefit the Company and its stockholders;

        o discourage accumulations of large blocks of the Company's stock and fluctuations in the market price of the Company's stock caused by accumulations (so that stockholders lose opportunities to sell their shares at temporarily higher prices);

        o entrench incumbent management by discouraging a proxy contest, a holder of a substantial block of the Company's outstanding shares assuming control of the Company, or the removal of incumbent Directors or the change of control of the Board of Directors;

        o reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors; and

        o delay or prevent any attempt to amend the provisions of the Company's Certificate of Incorporation dealing with the classified Board of Directors because of the eighty percent (80%) voting requirement for such an amendment.

     At the same time, the Classified Board Amendment would ensure that the Board of Directors and management, if confronted by a surprise proposal from a third party who had acquired a block of the Company's stock, would have time to review the proposal and appropriate alternatives to the proposal and possibly to attempt to negotiate a better transaction.

     The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes the Classified Board Amendment, is attached as Appendix A. You should read Appendix A in its entirety.

     Relationship of the Classified Board Amendment to Certain Provisions of the Company's By-Laws, Agreements and Other Proposed Amendments to the Company's Certificate of Incorporation with Anti-Takeover Effects

     By-Laws

     Effective August 16, 2001, the Board of Directors unanimously approved Amended and Restated By-Laws for the Company (the "By-Laws"). The By-Laws do not permit stockholders of the Company to call a special meeting of stockholders. This means that proposals for stockholder action, such as a proposed amendment to the By-Laws or a proposal for the removal of Directors for cause, could, if the Board of Directors desired, be delayed until the next annual meeting of Company's stockholders. A common tactic of bidders attempting a takeover is to initiate a proxy contest by calling a special meeting. By eliminating the stockholders' right to call a special meeting, an expensive proxy contest cannot occur other than in connection with the annual meeting of stockholders. Also, the Board can still call a special meeting of the stockholders when issues arise that, in their opinion, require a stockholder meeting. The inability of a stockholder to call a special meeting might impact upon a person's decision to purchase voting securities of the Company.

     The By-Laws also impose strict requirements for shareholder proposals. In the event that a stockholder wishes to make a proposal at a meeting of stockholders, prior notice is required. For a proposal to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year's annual meeting of stockholders; provided however, that notwithstanding the foregoing, with respect to the first annual meeting of stockholders following August 16, 2001, the Meeting referred to in this Proxy Statement, a stockholders' notice must be received at the principal executive offices of the Company not later than September 22, 2001. If during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the Proxy Statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's Proxy Statement. Such prior notice provides the Company with an ample opportunity to evaluate the stockholder's proposal prior to any vote on the proposal at the meeting. This prior notice requirement also removes the possibility that any unforeseen action could be taken by stockholders at annual meetings of stockholders. By forcing the stockholders of the Company to comply with strict prior notice requirements and removing the possibility of voting on shareholder proposals not properly prior presented to the Company, this By-Law provision might impact upon a person's decision to purchase voting securities of the Company.

     The By-Laws also provide that in order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the

Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made; provided however, that notwithstanding the foregoing, with respect to the first annual meeting of stockholders following August 16, 2001, the Meeting referred to in this Proxy Statement, a stockholders' notice must be received at the principal executive offices of the Company not later than September 22, 2001. The stockholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the stockholder. This prior notice provision for shareholder nominees removes the possibility that any random individual could be spontaneously nominated for the position of Director at annual meetings of stockholders. Further, such prior notice requirement provides the Company with an ample opportunity to evaluate the stockholder's nominee(s), and therefore properly educate itself as to whether to recommend such individual to the other stockholders, prior to any vote on the nominee at the meeting. This By-Law provision might also entrench incumbent management by discouraging the removal of incumbent Directors and reducing the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors. In addition, by forcing the stockholders of the Company to comply with strict prior notice requirements and removing the possibility of presenting shareholder nominees not properly prior presented to the Company, this By-Law provision might impact upon a person's decision to purchase voting securities of the Company.

     Agreement

     The Company is a party to a material agreement which would, in management's judgment, have an anti-takeover effect. On July 19, 2001, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of the Company's Common Shares to stockholders of record at the close of business on August 5, 2001 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one Common Share at a Purchase Price of $11.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and North American Transfer Agent, as Rights Agent.

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and a "Distribution Date" will occur upon the earlier of (i) ten (10) business days (or such later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board of Directors pursuant to the terms of the Rights Agreement described in this clause (i) may be made at any time during the Special Period (as defined below)) following (a) a public announcement that any person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding Common Shares, other than as a result of repurchase of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or (b) the date a person has entered into an agreement or arrangement with the Company or any subsidiary of the Company providing for an Acquisition Transaction (as defined below) ( the "Stock Acquisition Date") or (ii) ten (10) business days (or such later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board of Directors pursuant to the terms of the Rights Agreement described in this clause (ii) may be made at any time during the Special Period (as defined below)) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. The 10% threshold will not be applicable to passive investors who stay below a 20% ownership level. In addition, stockholders of more than 10% of the Common Shares outstanding as of July 19, 2001 will be grandfathered at their current level plus 1%.

     An Acquisition Transaction is defined in the Rights Agreement as (x) a merger, consolidation or similar transaction involving the Company or any of its subsidiaries as a result of which stockholders of the Company will no longer own a majority of the outstanding Common Shares or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the Common Shares received or retained by such stockholders, in their capacity as stockholders of the Company, pursuant to such transaction), (y) a purchase or other acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries or (z) a purchase or acquisition of securities representing 10% or more of the Common Shares then outstanding.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at 5:00 p.m. (Hauppauge, New York time) on July 19, 2011, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights.

     In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding Common Shares which the independent Directors determine, after receiving advice from one or more investment banking firms, to be fair and not inadequate to and to otherwise be in the best interests of the Company and its stockholders, (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. An illustration of such an event is set out in the following paragraph. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $11.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $22.00 worth of Common Shares (or other consideration, as noted above) for $11.00. Assuming that the Common Shares had a per share value of $22.00 at such time, the holder of each valid Right would be entitled to purchase one (1) Common Shares (or other consideration) for $11.00.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voted as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding two paragraphs are referred to as the "Triggering Events".

     At any time until ten (10) business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Directors). For one hundred eighty (180) days (the "Special Period") following a change in control of the Board of Directors, that has not been approved by the Board of Directors, occurring within six (6) months of an unsolicited third party acquisition or business combination proposal, the new Directors are entitled to redeem the Rights (assuming the Rights would have otherwise been redeemable), including to facilitate an acquisition or business combination transaction involving the Company, but only (1) if they have followed certain procedures or (2) if such procedures are not followed, and if their decision regarding redemption and/or any Acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the Directors (solely for the purposes of determining the effectiveness of such redemption) are able to establish the entire fairness of such redemption, and if applicable, such transaction. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement during the Special Period or at a time when the Rights are not redeemable.

     The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become discount Rights unless the offer is conditional on a substantial number of Rights being acquired. The Rights however, should not affect any prospective offeror willing to make an offer at a price that is fair and not inadequate and otherwise in the best interest of the Company and its stockholders. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may, at its option, at any time until ten (10) days following the Stock Acquisition Date redeem all, but not less than all, of the then outstanding Rights at the Redemption Price.

     Certificate of Incorporation

     Besides the Classified Board Amendment, the Company is also making several other proposals to amend its Certificate of Incorporation, each of which has potential anti-takeover effects. You should carefully read Proposal 3:
"Amendment to Certificate of Incorporation to Authorize a Class of Preferred Stock" and Proposal 4: "Amendment to Certificate of Incorporation to Require Unanimous, Rather than Majority, Written Consent of Stockholders in Lieu of a Meeting under Certain Circumstances" to understand the anti-takeover effects of these proposed amendments to the Company's Certificate of Incorporation.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of all of the outstanding Common Shares of the Company is required for approval of this proposal.

     The Board recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.

             PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION
                    TO AUTHORIZE A CLASS OF PREFERRED STOCK

     The Board of Directors has recommended an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock. The Board believes such action to be in the best interest of the Company for the reasons set forth below.

     The authorized capital stock of the Company currently consists of 25,000,000 shares of Common Stock. As of June 6, 2003, there were 8,869,766 Common Shares issued and outstanding, 542,067 shares held in the Company's treasury, 2,385,746 shares reserved for issuance pursuant to the Company's various existing equity incentive plans and 350,000 shares reserved for issuance pursuant to non-plan options and warrants. No preferred stock is presently authorized by the existing Certificate of Incorporation.

     The preferred stock to be authorized is commonly referred to as "blank check" preferred stock because the stock would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each class or series issued from time to time. As such, the preferred stock would be available for issuance without further action by the Company's stockholders, except as may be required by applicable law or pursuant to the requirements of the NASDAQ or such other exchange upon which such securities are then trading.

     The Board of Directors believes that the creation of the preferred stock is advisable and in the best interests of the Company and its stockholders for several reasons. The authorization of the Blank Check Preferred would permit the Board of Directors to issue such stock without stockholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred proposal would enable the Company to respond promptly and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders' meeting to approve a contemplated stock issuance.

     The authorization of the Blank Check Preferred would also afford the Company greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of the outstanding voting stock of the Company or otherwise effect a change of control. Shares of preferred stock may also be sold to third parties who indicate that they would support the Board in opposing a hostile takeover bid. The availability of preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to the Company and its stockholders. The proposed Blank Check Preferred amendment to the existing Certificate of Incorporation is not intended to be an anti-takeover measure, and the Company is not aware of any present third party plans to gain control of the Company.

     We cannot state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Common Shares until the Board determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the Common Shares, diluting the voting power of the Common Shares, reducing the market price of the Common Shares, or impairing the liquidation rights of the Common Shares, without further action by the stockholders. Holders of our Common Shares will not have preemptive rights with respect to the preferred stock.

     Although the Company may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company currently has no arrangements, understandings, agreements or commitments with respect to the issuance of the preferred stock, and the Company may never issue any preferred stock.

     The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes the Blank Check Preferred amendment, is attached as Appendix A. You should read Appendix A in its entirety.

     The Company's By-Laws and an agreement to which it is a party also have various anti-takeover effects. You should read the section of Proposal 2:
"Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" entitled "Relationship of the Certified Board Amendment to Certain Provisions of the Company's By-Laws, Agreements and Other Proposed Amendments to the Company's Certificate of Incorporation with Anti-Takeover Effects" to gain an understanding of these anti-takeover effects.

     Additionally, besides the Blank Check Preferred, the Company is also making several other proposals to amend its Certificate of Incorporation, each of which has potential anti-takeover effects. You should carefully read Proposal 2:
"Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" and Proposal 4:
"Amendment to Certificate of Incorporation to Require Unanimous, Rather than Majority, Written Consent of Stockholders in Lieu of a Meeting under Certain
Circumstances" to understand the anti-takeover effects of these proposed amendments to the Company's Certificate of Incorporation.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of all of the outstanding Common Shares of the Company is required for approval of this proposal.

     The Board recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.


              PROPOSAL 4: AMENDMENT TO CERTIFICATE OF INCORPORATION
                   TO REQUIRE UNANIMOUS, RATHER THAN MAJORITY,
              WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING
                           UNDER CERTAIN CIRCUMSTANCES


     The Board of Directors of the Company has adopted resolutions approving and submitting to a vote of the stockholders an amendment to the Company's Certificate of Incorporation pursuant to which if action is to be taken by the stockholders of the Company without a meeting, then the written consent of the holders of all of the shares of capital stock of the Company entitled to vote on such action will be required. However, if the action has been authorized by the Board of Directors, then the action may be taken by the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action.

     This amendment, if adopted, would have the effect of narrowing the provisions of Section 228 of the Delaware General Corporation Law ("Section 228"). Section 228 permits the taking of action by stockholders without a meeting if, among other things, a written consent or consents to the action are signed by stockholders holding the minimum number of shares that would be necessary to authorize the action at an actual meeting at which all shares entitled to vote on the matter were present and voted. The proposed amendment to the Company's Certificate of Incorporation would require the written consent of all of the stockholders, unless the action has been authorized by the Board of Directors.

     The purpose of the provision is to require, in practical effect, that stockholder proposals that are not authorized by the Board of Directors be approved only following the opportunity for a full discussion of the matter at a meeting of stockholders. The proposal is also intended to reduce the vulnerability of the Company to takeovers by other corporations, groups, or individuals, which in the judgment of the Board of Directors may not be in the best interest of the stockholders. Persons seeking control in a hostile takeover attempt would be deterred since, following their acquisition of such control, they would not be in a position to remove the then incumbent Directors of the Company until the next annual meeting of stockholders. The Company is not aware of any present third party plans to gain control of the Company.

     Although the objectives of the proposed amendment are desirable, stockholders should note that there are certain disadvantages stemming from it. One disadvantage is that the provision could have the effect of deterring a future takeover attempt which a majority of the stockholders may deem to be in their best interests or where the stockholders may receive a substantial premium for their shares over market value. The provision may also make it less likely that incumbent management will be replaced even though a majority of the stockholders may deem it desirable. Also, the provision might tend to encourage persons seeking control of the Company to negotiate terms of the proposed acquisition with the Company's Board of Directors which may impose an unavoidable conflict of interest for some members of the Board of Directors. For example, they may be confronted with the prospect of losing their positions on the Board of Directors or as officers of the Company if the transaction is consummated, yet the terms of the proposed transaction may be favorable to stockholders. Additionally, a determined tender offeror may elect to proceed with his offer, but the price offered to stockholders may be lower than would be the case if the proposed provision was not in effect.

     The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes Proposal 4 to amend the Company's Certificate of Incorporation to require unanimous, rather than majority written consent of stockholders in lieu of a meeting under certain circumstances, is attached as Appendix A. You should read Appendix A in its entirety.

     The Company's By-Laws and an agreement to which it is a party also have various anti-takeover effects. You should read the section of Proposal 2:
"Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" entitled "Relationship of the Certified Board Amendment to Certain Provisions of the Company's By-Laws, Agreements and Other Proposed Amendments to the Company's Certificate of Incorporation with Anti-Takeover Effects" to gain an understanding of these anti-takeover effects.

     Additionally, besides the above-described proposal to amend the Company's Certificate of

Incorporation to require unanimous, rather than majority written consent of stockholders in lieu of a meeting under certain circumstances, the Company is also making several other proposals to amend its Certificate of Incorporation, each of which has potential anti-takeover effects. You should carefully read Proposal 2: "Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" and Proposal 3: "Amendment to Certificate of Incorporation to Authorize a Class of Preferred Stock".

Recommendation and Required Vote

     The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company is required for approval of this proposal.

     The Board recommends a vote FOR approval of the proposed amendment to the Certificate of Incorporation.

             PROPOSAL 5: 2003 PERFORMANCE AND EQUITY INCENTIVE PLAN

     The Company's Board of Directors adopted the 2003 Performance and Equity Incentive Plan (subject to stockholder approval thereof) (the "2003 Plan") on May 16, 2003. The purpose of the 2003 Plan is to provide equity ownership opportunities and performance based incentives to attract and retain the services of key employees, Directors and non-employee consultants of the Company and to motivate such individuals to put forth maximum efforts on behalf of the Company.

     The following is summary provides a description of the significant provisions of the 2003 Plan. However such summary is qualified in its entirety by reference to the full text of the 2003 Plan which is available at the offices of the Company.

     Shares Reserved for Distribution Pursuant to Awards Under the 2003 Plan

     The number of Common Shares reserved for distribution pursuant to stock options or other awards under the 2003 Plan is 500,000, subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other changes in corporate structure affecting the Common Stock. All of the Common Stock which may be awarded under the 2003 Plan may be subject to delivery through Incentive Stock Options.

     Administration

     The 2003 Plan will be administered by the Board of Directors or a Committee thereof composed of two or more members who are non-employee Directors (the "Committee"). Grants of awards under the 2003 Plan to non-employee Directors require the approval of the Board of Directors.

     The Board or the Committee may amend, suspend or discontinue the 2003 Plan or any portion thereof at any time, but no amendment, suspension or discontinuation shall be made which would impair the right of any holder without the holder's consent. Subject to the foregoing, the Board or the Committee has the authority to amend the 2003 Plan to take into account changes in law and tax and accounting rules, as well as other developments. The Board or the Committee may institute loan programs to assist participants in financing the exercise of options through full recourse interest bearing notes not to exceed the cash consideration plus all applicable taxes in connection with the acquisition of shares.

     Nature of Options

     Stock options granted under the 2003 Plan may be of two types, those intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") and those not so intended to qualify ("Non-Qualified Stock Options"). To the extent that a stock option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Non-employee Directors and non-employee consultants may only be granted Non-Qualified Stock Options.

     Option Price and Duration of Options

     Incentive Stock Options granted under the 2003 Plan shall be exercisable at fair market value at the date of grant, generally the closing price as reported or such higher price as shall be determined by the Board or the Committee, and shall be exercisable no more than 10 years after the date of grant. Non-Qualified Stock Options shall be exercisable at such price as is determined by the Board or the Committee and shall be exercisable no more than 10 years and 1 month. Stock options are exercisable at such times and under such terms and conditions as shall be determined by the Board or the Committee. Incentive Stock Options shall not be granted to any owner of 10% or more of the combined voting power of the Company, unless the exercise price is at least 110% of the fair market value on the date of grant, and the option states that it is not exercisable after the expiration of 5 years from the date of grant. To the extent that the aggregate fair market value (determined at the time the option is granted) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options.

     Reload Feature

     The Board or the Committee may grant options with a reload feature. A reload feature shall only apply when the option price is paid by delivery of Common Shares held by the optionee for at least 12 months. The agreement for options containing the reload feature shall provide that the option holder shall receive, contemporaneously with the payment of the option price in Common Shares, a reload stock option to purchase the number of Common Shares equal to the number of Common Shares used to exercise the option, and, to the extent authorized by the Board or the Committee, the number of Common Shares used to satisfy any tax withholding requirement incident to the underlying Stock Option. The exercise price of the reload options shall be equal to the fair market value of the Common Shares on the date of grant of the reload option and each reload option shall be fully exercisable six months from the effective date of the grant of such reload option. The term of the reload option shall be equal to the remaining term of the option which gave rise to the reload option. No additional reload options shall be granted to optionees when Stock Options are exercised following the termination of the optionee's employment. Subject to the foregoing, the terms of the 2003 Plan applicable to the option shall be equally applicable to the reload option.

     Stock Appreciation Rights

     Stock Appreciation Rights may be granted in conjunction with all or part of any stock option granted under the 2003 Plan or independent of a stock option grant. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Board or the Committee. Upon the exercise of a Stock Appreciation Right, a holder shall be entitled to receive an amount in cash, Common Shares, or both, equal in value to the excess of the fair market value over the option exercise price per Common Share.

     Restricted Stock

     Shares of Restricted Stock may also be issued either alone or in addition to other amounts granted under the 2003 Plan. The Board or the Committee shall determine the officers, key employees and non-employee consultants to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the award.

     Long Term Performance Award

     Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the 2003 Plan. The Board or the Committee shall determine the nature, length, and starting date of the performance period which shall generally be at least two years. The maximum award for any individual with respect to any one year of any applicable performance period shall be 100,000 Common Shares.

     Effect of Change in Control on Award Under the 2003 Plan

     Upon a Change in  Control  as  defined  in the 2003  Plan,  but only to the extent determined by the Board or the Committee, Stock Options, Stock Appreciation Rights and Long Term Performance Awards (the "Award") will vest, provided that no award granted to an employee of the Company shall vest or be exercisable unless the employee's employment is terminated within 24 months from the date of the Change in Control, unless the employee is terminated for Cause, as defined in the 2003 Plan or if the employee resigns his employment without Good Reason, as defined in the 2003 Plan. Otherwise, the Award shall not vest and be exercisable upon a Change in Control, unless otherwise determined. The employee shall have 30 days from after his employment is terminated due to a Change in Control to exercise all unexercised Awards. However, in the event of the death or disability of the employee, all unexercised Awards must be exercised within twelve (12) months after the death or disability of the employee.

     Eligibility

     The Company estimates that approximately 125 employees and executive officers and six (6) non-employee Directors are eligible at the present time to participate in the 2003 Plan. No options, Common Shares or awards to date have been granted under the 2003 Plan.

     Federal Income Tax Consequences

     Options granted under the 2003 Plan may be either Incentive Stock Options which satisfy the requirements of Section 422 of the Internal Revenue Code or Non-Qualified Stock Options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options are as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no regular taxable income is generally recognizable at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has not disposed of the shares for more than 2 years after the option grant date and has held the shares for more than 1 year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then, in general, the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. However, if the net proceeds of the disposition are less, then only the net proceeds,if any, will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year on which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Qualified Stock Options. No taxable income is recognized by an optionee upon the grant of a Non-Qualified Stock Option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Stock Appreciation Rights. No taxable income is recognized upon the receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the right is exercised, equal to the excess of the fair market value of the underlying Common Shares on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year of the Company in which such ordinary income is recognized.

     Long Term Performance Awards. Awards under the Long Term Performance Plan will usually be contingent on the attainment by the Company of certain performance goals. Such grant, which by its terms will be contingent upon the attainment of a specified future financial goal, is generally not taxable to the recipient, even if the financial goal (such as earnings) is met prior to the award date. The performance goals will not be considered met until the performance period actually ends since, conceivably, the goals may fail to be realized because of subsequent events. When the amount under the performance is both earned and paid or made available to the participant, it will be treated as ordinary income. A corporate deduction is available at the end of the year corresponding with the year of the participant's inclusion of the award. Performance units are subject to accounting treatment as variable awards, so that the expected cost of each award must be estimated and accrued as an expense over the performance period.

     Restricted Stock. Restricted stock is usually subject to forfeiture and is non-transferable until a specified period of time has elapsed. Typically, forfeiture of the shares will occur if the employee's employment is terminated prior to the completion of the restricted period. Unless the employee makes an election to be taxed in the current year, the employee must include in gross income the excess of the fair market value of the restricted shares over the amount paid for such shares at the time the shares become transferable or are no longer subject to a substantial risk of forfeiture. In general, the Company will obtain a deduction in the tax year in which the employee includes the value of the award in his or her income in the same amount as the income.

     The foregoing is only a summary of the effect of Federal Income Tax consequences upon optionees and the Company with respect to grants and exercises under the 2003 Plan. It does not purport to be complete and does not discuss the tax consequences of the optionee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside.

     Equity Compensation Plan Information

     Set forth in the table below is certain information regarding the number of shares of common stock that may be issued under options, warrants and rights under all of the Company's existing equity compensation plans as of September 30, 2002.

================================ ============================= ============================= =============================
                                                                                             Number of securities
                                                                                             remaining available for
                                                                                             future issuance under
                                 Number of securities to be                                  equity compensation plans
                                 issued upon exercise of       Weighted average exercise     (excluding securities
         Plan Category           outstanding options           price of outstanding options  reflected in column (a))
-------------------------------- ----------------------------- ----------------------------- -----------------------------
Equity compensation plans                 1,092,826                       $2.90                        629,500
approved by stockholders

-------------------------------- ----------------------------- ----------------------------- -----------------------------

Equity compensation plans not              230,000                        $3.41                        120,000
approved by stockholders

================================ ============================= ============================= =============================

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company present at the Meeting in person or by proxy is required for approval of this proposal.

     The Board recommends a vote FOR ratification of the adoption of the 2003 Performance and Equity Incentive Plan.

                              INDEPENDENT AUDITORS

     BDO Seidman, LLP was named as the Company's independent public accountants effective August 10, 1995. BDO Seidman, LLP was not previously consulted by the Company with respect to any matter preceding the date of their appointment.

     Representatives of BDO Seidman, LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

     Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees

     The aggregate fees billed by BDO Seidman, LLP for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2002, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year, were $194,975. BDO Seidman, LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended September 30, 2002. The aggregate fees billed by BDO Seidman, LLP for services rendered to the
Company other than audit and financial information systems design and implementation fees for the fiscal year ended September 30, 2002 were $24,308. The Audit Committee has considered whether the provision of the services described in this paragraph is compatible with maintaining the independence of BDO Seidman, LLP.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Secretary of the Company at the principal executive offices of the Company by April 7, 2004, for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting. The Company, however, intends to hold next year's annual meeting earlier in the year. Accordingly, the Company suggests that stockholder proposals intended to be presented at next year's annual meeting be submitted well in advance of January 1, 2004, the earliest date upon which the Company anticipates the Proxy Statement and form or Proxy relating to such meeting will be released to stockholders.

     The following requirements with respect to stockholder proposals and stockholder nominees to the Board of Directors are included in the Company's By-Laws.

     1. Stockholder Proposals. For a proposal to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year's annual meeting of stockholders. If during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the Proxy Statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's Proxy Statement.

     2. Stockholder Nominees. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made. The stockholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the stockholder.

     Any notice given pursuant to the foregoing requirements must be sent to the Secretary of the Company at 91 Cabot Court, Hauppauge, New York 11788. The foregoing is only a summary of the provisions of the By-Laws of the Company that relate to stockholder proposals and stockholder nominations for Director. A complete copy of the By-Laws is available at the offices of the Company.

                                 OTHER BUSINESS

     While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Meeting, the Company has no knowledge of any matters to be presented at the Meeting other than those listed as Proposals 1, 2, 3, 4 and 5 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Proxy Statement is accompanied by a copy of the Company's Annual Report for the fiscal year ended September 30, 2002 and Quarterly Report on Form 10-Q for the period ended March 31, 2003.

     The following information from the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, as amended, as filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this Proxy
Statement:

     (i) "Management's Discussion and Analysis and Results of Operations", included in Item 7 thereof;

     (ii) "Market Risks", included in Item 7A thereof;

     (iii)the consolidated financial statements of the Company as of September 30, 2002 and for the years ended September 30, 2002, 2001 and 2000, and supplementary data included in Item 8 thereof; and

     (iv) "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure", included in Item 9 thereof.

     The following additional information from the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2003, as filed with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this Proxy Statement:

     (i) the condensed consolidated financial statements of the Company as of March 31, 2003 and for the three months ended March 31, 2003 and 2002, included in Item 1 of Part I thereof;

     (ii) "Management's Discussion and Analysis of Financial Condition and Results of Operations", included in Item 2 of Part I thereof; and

     (iii)"Quantitative   and  Qualitative   Disclosures  about  Market  Risks",
          included in Item 3 of Part I thereof.

               Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


                                          By Order of the Hauppauge Digital Inc.
                                          Board of Directors

                                          Kenneth Plotkin
                                          Chairman of the Board
                                          and Chief Executive Officer

         Hauppauge, New York
         June 30, 2003

                                                                     Appendix A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             HAUPPAUGE DIGITAL INC.


                         (Pursuant to Section 242 of the
                      General Corporation Law of Delaware)

     HAUPPAUGE DIGITAL INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), is hereby further amended for the following purposes: (i) to authorize a class of blank check preferred stock that the Corporation shall be authorized to issue, consisting of one million (1,000,000) shares, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares or series thereof; (ii) to authorize the classification of the Board of Directors of the Corporation into three classes with staggered terms and to provide that no amendment shall be made to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors without the approval of eighty percent (80%) of the holders of all of the shares of capital stock entitled to vote generally in the election of directors, voting as a single class; (iii) to require that, under certain circumstances, action to be taken by the stockholders of the Corporation without a meeting be taken only with the written consent of the holders of all of the shares of capital stock of the Corporation entitled to vote on such action; and
(iv) to renumber the existing Article NINTH of the Certificate of Incorporation.

     SECOND:   Article  FOURTH  of  the  Certificate  of  Incorporation  of  the
Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

     "FOURTH: 1. The aggregate number of shares of capital stock which the corporation shall have the authority to issue is TWENTY-SIX MILLION (26,000,000) shares, of which TWENTY-FIVE MILLION (25,000,000) shares shall be Common Stock with a par value of $.01 per share (the "Common Stock") and ONE MILLION (1,000,000) shares shall be Preferred Stock with a par value of $.01 per share (the "Preferred Stock").


               2. The Board of Directors hereby is vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of such shares or series thereof. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

                    (a) The designation of any series.

                    (b) The number of shares initially constituting any such series.

                    (c) The increase, and the decrease, to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

                    (d) The rate or rates and the times at which dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

                    (e) Whether or not the shares of Preferred Stock or any series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                    (f) The amount payable on the shares of Preferred Stock or any series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided, however, that the holders of shares ranking senior to other shares shall be entitled to be paid, or to have set apart for payment, not less than the liquidation value of such shares before the holders of the Common Stock or the holders of any other series of Preferred Stock ranking junior to such shares.

                    (g) Whether or not the shares of Preferred Stock or any series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

                    (h) Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or any series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

                    (i) Whether or not a purchase fund shall be provided for the shares of Preferred Stock or any series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

                    (j) Whether or not the shares of Preferred Stock or any series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

                    (k) Any other relative rights, preferences, qualifications, limitations and restrictions.

               3. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will, after the filing of a proper certificate with the Delaware Secretary of State, have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law."

     THIRD: Paragraph 1 of Article SIXTH of the Certificate of Incorporation is hereby amended by striking out Paragraph 1 thereof and by substituting in lieu of said Paragraph the following new Paragraph 1:

     "(1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide. Commencing with the annual meeting of stockholders in 2003, directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. The initial term of office of the Class I directors shall expire on the date of the first annual meeting of stockholders following the end of the 2003 fiscal year (the "2004 Annual Meeting"), the initial term of office of the Class II directors shall expire on the date of the first annual meeting of stockholders next succeeding the 2004 Annual Meeting (the "2005 Annual Meeting") and the initial term of office of the Class III directors shall expire on the date of the first annual meeting of stockholders next succeeding the 2005 Annual Meeting. At each annual meeting of stockholders following such classification and division of the members of the Board of Directors, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire in each year. Each director shall hold office until the expiration of such director's term of office and until such director's successor shall have been elected and qualified, or until such director's earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of directors constituting the whole Board of Directors, the number of directors in each class shall be determined by action of the Board of Directors. A director elected by the remainder of the Board of Directors to fill a vacancy shall hold office for the remainder of the term of the predecessor director and until such director's successor has been elected and qualified, or until such director's earlier resignation, removal or death. No amendment shall be made to this Paragraph 1 of Article SIXTH of the Certificate of Incorporation without the approval of eighty percent (80%) of the holders of all of the shares of capital stock entitled to vote generally in the election of directors, voting as a single class."

     FOURTH: Article NINTH of the Certificate of Incorporation is hereby renumbered as ARTICLE TENTH.

     FIFTH: A new ARTICLE NINTH is hereby added to the Certificate of Incorporation, to read in its entirety as follows:

          "NINTH: If action is to be taken by the stockholders of the corporation without a meeting, then the written consent of the holders of all of the shares of capital stock entitled to vote on such action shall be required to take such action, unless the action has been authorized by the Board of Directors of the corporation, in which case the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action shall be required to take such action."

     SIXTH: The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Chairman of the Corporation has hereunto set his hand to this Certificate this __th day of ___________, 200_.



                                       HAUPPAUGE DIGITAL INC.

                                        By:
                                            ------------------------------------
                                              Kenneth Plotkin
                                              Chairman

                              HAUPPAGE DIGITAL INC.
                                 91 Cabot Court
                            Hauppauge, New York 11788

          This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Bernard Herman and Kenneth Plotkin as Proxies, each with the power to appoint his substitute, and hereby authorizes them and each of them, to represent and vote, as designated below, all the shares of Common Stock of Hauppauge Digital Inc. (the "Company") held of record by the undersigned on June 6, 2003 at the Annual meeting of Stockholders to be held on August 6, 2003, or any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2, 3, 4, 5 and 6 and in favor of any proposal to adjourn the meeting in order to allow the Company additional time to obtain sufficient Proxies with regard thereto.

                  THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR"
                         PROPOSALS 1, 2, 3, 4, 5, AND 6

                 [X] Please mark your votes as in this example.

1. Election of Directors.

[  ]  FOR all nominees listed below           [  ]  WITHOLD AUTHORITY
(except as marked to the                            to vote for all nominees
contrary as instructed below).                      Listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike, such nominee's name from the list below.)

               BERNARD HERMAN                 KENNETH PLOTKIN

               ROBERT S. NADEL                CHRISTOPHER G. PAYAN

               NEAL PAGE                      STEVEN J. KUPERSCHMID

               SEYMOUR G. SIEGEL

2. Proposal to approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to (i) authorize the classification of the Board of Directors into three classes with staggered terms and (ii) to provide for a supermajority voting requirement to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors.

     FOR    [    ]              AGAINST    [    ]             ABSTAIN    [    ]

                  (continued and to be signed on reverse side)
--------------------------------------------------------------------------------
                                 [Reverse side]

3.   Proposal  to  approve  an  amendment  to  the  Company's   Certificate   of
     Incorporation to authorize a class of preferred stock.

     FOR    [    ]              AGAINST    [    ]             ABSTAIN    [    ]

4.   Proposal  to  approve  an  amendment  to  the  Company's   Certificate   of
     Incorporation to require unanimous, rather than majority, written consent of stockholders in lieu of a meeting under certain circumstances.

     FOR    [    ]              AGAINST    [    ]             ABSTAIN    [    ]

5. Proposal to ratify the Board of Directors' resolution to adopt the Company's 2003 Performance and Equity Incentive Plan.

     FOR    [    ]              AGAINST    [    ]             ABSTAIN    [    ]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     FOR    [    ]              AGAINST    [    ]             ABSTAIN    [    ]

      Please date, sign and mail your proxy card back as soon as possible!
                         Annual Meeting of Stockholders
                             Hauppauge Digital Inc.
                                 August 6, 2003


Signature:
          ----------------------------------------
Signature, if held jointly:
                             ---------------------
Dated:
      --------------------------------------------

NOTE: Please sign exactly as name appears hereon, When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in full partnership or limited liability company name by an authorized person.

                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE